                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                 ------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_____

                                 ------------

                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.
              (exact name of trustee as specified in its charter)


                                                   95-4311476
                                                (I.R.S. employer
                                               identification No.)

555 South Flower Street, Suite 2700
Los Angeles, CA  90071                                90071
(address of principal                               (zip code)
executive offices)

                                  DWIGHT LIU
                      555 South Flower Street, Suite 2700
                         Los Angeles, California 90071
                                (213) 488-4000
 (name, address, including zip code and telephone number of agent for service)

                                 ------------

                                 MERISEL, INC.

              (exact name of obligor as specified in its charter)

           DELAWARE                                              95-4172359
 (state or other jurisdiction                                 (I.R.S. employer
of incorporation or organization)                            identification no.)

                           200 Continental Boulevard
                         El Segundo, California 90245
                   (Address of principal executive offices)


                          ___% Senior Notes due 2004
                        (title of indenture securities)

                                    GENERAL
                                    -------

1.   General Information.
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether is it authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits
     ----------------

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 statement, Registration No. 33-33031.

     T-1.2 -   Included in Exhibit T-1.1

     T-1.3 -   Included in Exhibit T-1.1

     T-1.4 - A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE
- ----

As of August 15, 1994 the trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had 9,380,898 shares of Common Stock as of August 15, 1994.

The term "trustee" in Items 2, 5, 6, 7, 8, 9, 10, 11, and 14 refers to each of U.S. Trust Company of California, N.A. and U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                 ------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 16th day of August, 1994.

                                      U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                      Trustee



                                      By: /s/ Margaret S. Swindall
                                          ------------------------
                                          Margaret S. Swindall
                                          Authorized Signatory

                                                                   Exhibit T-1.7

U.S. TRUST COMPANY OF CALIFORNIA, N.A.                     Call Date:  06/30/94
555 SOUTH FLOWER STREET, SUITE 2700                             ST-BK:  06-0784
LOS ANGELES, CA 90071                                                 Page RC-1
                                     Vendor ID:  D       CERT:  33332         9

Transit Number:  12204024

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1934

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                         C100
                                               Dollar Amounts in Thousands
- --------------------------------------------------------------------------
ASSETS

1.   Cash and balances due from depository
     institutions:                                   RCON
                                                     ----
     a.   Noninterest-bearing balances and
          currency and coin (1,2) _________________0081..   2,209   1.a
     b.   Interest-bearing balances (3) ___________0071..      34   1.b

2.   Securities
     a.   Held-to-maturity securities
          (from Schedule RC-B, column A) __________1754..       0   2.a
     b.   Available-for-sale securities
          (from Schedule RC-B, column D) __________1773..  71,275

3.   Federal funds sold and securities
     purchased under agreements to resell:
     a.   Federal funds sold (4) __________________0276..  10,000   3.a
     b.   Securities purchased under
          agreements to resell (5) ________________0277..       0   3.b

4.   Loans and lease financing receivables:
     a.   Loans and leases, net of
          unearned income                 RCON
                                          ----
          (from Schedule RC-C) ___________2122..   53,624  ......   4.a
     b.   LESS: Allowance for loan
          and lease losses _______________3123..      516  ......   4.b
     c.   LESS: Allocated transfer
          risk reserve ___________________3128..        0  ......   4.c
     d.   Loans and leases, net of unearned
          income, allowance, and reserve
          (item 4.a minus 4.b and 4.c) ____________2125..  53,108   4.d

5.   Assets held in trading accounts ______________3545..       0   5.

6.   Premises and fixed assets
     (including capitalized leases) _______________2145..   2,826   6.

7.   Other real estate owned
     (from Schedule RC-M) _________________________2150..       0   7.

8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M) _______________2130..       8   8.

9.   Customers' liability to this bank on
     acceptances outstanding ________________2155..       0    9.

10.  Intangible assets
     (from Schedule RC-M) ___________________2143..   1,770    10.

11.  Other assets (from Schedule RC-F) ______2160..   3,186    11.

12.  a.  Total assets
         (sum of items 1 through 11) ________2170.. 144,408    12.a
     b.  Losses deferred pursuant to
         12 U.S.C. 1823(j)
         (from Schedule RC-M) _______________0306..       0    12.b
     c.  Total assets and losses deferred
         pursuant to 12 U.S.C. 1823(j)
         (sum of items 12.a and 12.b) _______0307.. 144,408    12.c

_______________
(1) Includes cash items in process of collection and unposted debits. Report deposit accounts "due from" depository institutions that are overdrawn in Schedule RC, item 16, "Other borrowed money."
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 2 and 3.
(3) Includes time certificates of deposit not held in trading accounts.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income", and in Schedule RC-C, part I.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."

U.S. TRUST COMPANY OF CALIFORNIA, N.A.                      Call Date:  06/30/94
555 SOUTH FLOWER STREET, SUITE 2700                              ST-BK:  06-0784
LOS ANGELES, CA 90071                                                  Page RC-2
                                    Vendor ID:  D         CERT:  33332        10

Transit Number:  12204024

Schedule RC - Continued
                                                     Dollar Amounts in Thousands
- --------------------------------------------------------------------------------
LIABILITIES

13.  Deposits:
     a.   In domestic offices (sum of
          totals of columns A and C            RCON
                                               ----
          from Schedule RC-E) _______________2200..   124,278    13.a
          (1) Noninterest-
              bearing(1) _____________6631.. 53,038   .......    13.a.1
          (2) Interest-bearing  ______6636.. 71,240   .......    13.a.2
     b.   In foreign offices, Edge and
          Agreement subsidiaries, and IBFs _________
          (1)  Noninterest-bearing _________________
          (2)  Interest-bearing ____________________

14.  Federal funds purchased and securities
     sold under agreements to repurchase:
     a.   Federal funds sold (2) ______________0278..         0    14.a
     b    Securities sold under agreements
          to repurchase (3) ___________________0279..         0    14.b

15.  a.   Demand notes issued to the U.S.
          Treasury: ___________________________2840..         0    15.a
     b.   Trading Liabilities _________________3548..

16.  Other borrowed money:
     a.   With original maturity of
          one year or less ____________________2332..         0    16.a
     b.   With original maturity of
          more than one year __________________2333..         0    16.b

17.  Mortgage indebtedness and obligations
     under capitalized leases _________________2910..         0    17.

18.  Bank's liability on acceptances
     executed and outstanding _________________2920..         0    18.

19.  Subordinated notes and debentures ________3200..         0    19.

20.  Other liabilities
     (from Schedule RC-G) _____________________2930..     3,540    20.

21.  Total liabilities (sum of
     items 13 through 20) _____________________2948..   127,818    21.

22.  Limited-life preferred stock
     and related surplus ______________________3282..         0    22.

EQUITY CAPITAL
23.  Perpetual preferred stock and related
     surplus __________________________________3838..     5,000    23.

24.  Common stock _____________________________3230..     2,000    24.

25.  Surplus (exclude all surplus
     related to preferred stock) ______________3632..    10,251    25.

26.  a.   Undivided profits and
          capital reserves ____________________3632..     (578)    26.a

     b.  Net unrealized holding gains
         (losses) on available-for-sale
         securities ______________________________8434..     (83)   26.b

27.  Cumulative foreign currency
     translation adjustments ___________________________

28.  a.   Total equity capital (sum of
          items 23 through 27) ___________________3210..  16,590    28.a
     b.   Losses deferred pursuant to
          12 U.S.C. 1823(j)
          (from Schedule RC-M) ___________________0306..       0    28.b
     c.   Total equity capital and losses
          deferred pursuant to 12 U.S.C
          1823(j)
          (sum of items 28.a and 28.b) ___________3559..  16,590    28.c

29.  Total liabilities, limited-life
     preferred stock, equity capital,
     and losses deferred pursuant to
     12 U.S.C. 1823(j) (sum of
     items 21, 22, and 28.c) _____________________2257.. 144,408    29.

Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right
     the number of the statement below
     that best describes the most
     comprehensive level of auditing
     work performed for the bank by
     independent external auditors as
     of any date during 1993 _____________________6724..     N/A    M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work
_______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."